Exhibit 99.1

TREAN INSURANCE GROUP REPORTS SECOND QUARTER 2020 RESULTS

- Grows Gross Written Premiums by 5% to $109.6 Million Despite COVID-19 Environment -

Wayzata, MN, August 27, 2020 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, today reported results for the second quarter ended June 30, 2020.

Trean completed its initial public offering (“IPO”) in July 2020 and the results detailed below reflect the pre-IPO combined entities of BIC Holdings LLC and Trean Holdings LLC, as well as costs related to the IPO and the Company’s public company readiness efforts.

Second Quarter 2020 Highlights and Subsequent Events

•	Gross written premiums increased by 5.0% to $109.6 million, compared to $104.4 million in the second quarter of 2019

•	Loss ratio of 57.0%, compared to 55.7% in the second quarter of 2019

•
Expense ratio of 38.9% compared to 26.5% in the second quarter of 2019, primarily driven by $1.8 million of additional professional service expenses related to legal, consulting and other IPO and public company readiness efforts, as well as expenses associated with an increased workforce

•	Combined ratio of 95.9%, primarily driven by the increased expense ratio

•	Net income was $3.7 million; Adjusted net income(1) was $4.8 million

•	Return on equity of 10.3%; Adjusted return on equity(1) of 13.2%

•
Upon completion of the reorganization transactions in connection with the IPO, acquired the remaining 55% interest in Compstar Holding Company LLC (“Compstar”) and now owns 100% of Compstar, the parent of a general agent underwriting workers’ compensation insurance coverage for California contractors

•	Subsequent to the second quarter, entered into agreement to acquire 7710 Insurance Company and its associated program manager and agency

(1)	Adjusted net income, adjusted return on equity and underwriting income are non-GAAP financial measures. See discussion of “Key Metrics” below.

“Having recently completed a successful initial public offering in July, our focus remains on executing on our proven 24-year business model to drive future growth,” said Andrew M. O’Brien, President and Chief Executive Officer of Trean. “The COVID-19 pandemic continues to provide significant uncertainty to many businesses throughout the country, including the insurance industry, but we believe Trean’s operating strategy will continue to demonstrate the stability and effectiveness of our approach. We remain committed to supporting our program partners, responsibly accepting new opportunities, seeking proper rate levels and quickly and fairly resolving claims. We are confident about the growth opportunities in our largest product line – workers compensation – and in deriving the benefits from our newly added program partners and acquisitions we completed earlier in 2020. We are excited by our performance thus far in 2020, and look forward to building additional value for shareholders in the coming years.”

Underwriting Results

Gross written premiums increased 5.0% to $109.6 million for the second quarter of 2020, compared to $104.4 million for the second quarter of 2019, primarily attributable to the addition of new program partners brought on board during the second quarter of 2020. Net earned premiums of $21.4 million declined 8.5% compared to the prior year’s second quarter, driven by the increase in gross unearned premiums, which was due to the addition of second quarter new program partners whose premiums have not yet been earned, and the timing of the effective dates of new policies written during the second quarter.

Underwriting income(1) was $0.9 million, resulting in a combined ratio of 95.9%, for the second quarter of 2020, compared to underwriting income of $4.2 million and a combined ratio of 82.2% for the prior-year period. Losses and loss adjustment expenses for the second quarter of 2020 were $12.2 million, which resulted in a 57.0% loss ratio. Loss activity during the second quarter was directly attributable to the decrease in net earned premiums during the period, offset by a decrease in favorable loss reserve estimate true-ups made during the second quarter of 2020 versus the second quarter of 2019.

General and administrative expenses increased $2.1 million, or 34.3%, to $8.3 million for the second quarter of 2020, compared to $6.2 million for the prior-year period. The Company’s expense ratio was 38.9% for the second quarter of 2020, compared to 26.5% for the prior-year period. The increase was primarily attributable to an increase in professional service expenses, higher salaries and benefits resulting from an expanded workforce and a rise in net agent commissions resulting from an increase in written premiums.

The second quarters of 2020 and 2019 included certain expenses related to the IPO, transaction and other one-time consulting expenses, expenses related to debt refinancing and management fee expenses including cash bonuses paid to unitholders. Adjusted net income(1), which excludes those items, for the second quarter of 2020 was $4.8 million, compared to $6.9 million for the prior-year period.

Investment Results

Net investment income was $1.5 million for the second quarter of 2020, compared to $1.6 million for the prior-year period. Cash and invested assets consist primarily of fixed maturities, equity securities and cash equivalents. The majority of the investment portfolio was comprised of fixed maturity securities of $375.7 million at June 30, 2020, that were classified as available-for-sale. Also included in investments at June 30, 2020 were $3.8 million of equity securities and $97.3 million of cash and cash equivalents. The Company’s investment portfolio had an average rating of “AA” at both June 30, 2020 and June 30, 2019.

Other

Other revenue decreased $0.4 million, or 19.2%, to $1.5 million for the second quarter of 2020, compared to $1.9 million for the prior-year period, largely driven by a decrease in third-party administrator fees and brokerage fees earned.

Equity earnings, net of tax was $1.2 million for the second quarter of 2020, compared to $0.9 million for the second quarter of 2019. The increase is due to increased income of the Company’s equity method investments.

Members’ Equity and Returns

Total members’ equity was $139.3 million at June 30, 2020, compared to $141.6 million at December 31, 2019. Return on equity was 10.3% for the second quarter of 2020, compared to 21.1% for the prior-year period, and adjusted return on equity(1) was 13.2% for the second quarter of 2020, compared to 22.9% for the prior-year period. The change in return on equity reflected a significant increase in the Company’s members’ equity, primarily due to the increase in retained earnings since December 2019.

Webcast and Conference Call

A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). The audio webcast is accessible through the investor relations section of the Company’s website at https://investors.trean.com.

The dial-in number for the conference call is (833) 519-1344 (toll-free) or (914) 800-3906 (international), conference ID# 2439999. Any person interested in listening to the call should dial in or access the website at least 10 minutes before the call.

A replay of the call will be available at https://investors.trean.com for one year following the call.

Key Metrics

The Company discusses certain key financial and operating metrics, described below, which provide useful information about its business and the operational factors underlying its financial performance.

Underwriting income is a non-GAAP financial measure defined as income before taxes excluding net investment income, net realized capital gains or losses, other revenue, interest expense and other income. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of underwriting income to income before taxes in accordance with GAAP.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of unusual events, including the consummation of the reorganization transactions in connection with the IPO, or gains or losses that the Company does not believe reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability of the Company’s results. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted net income to net income in accordance with GAAP.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of general and administrative expenses to net earned premiums.

Combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending members’ equity during the period.

Adjusted return on equity is a non-GAAP financial measured defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending members’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on equity to return on equity in accordance with GAAP.

Tangible members’ equity is defined as members’ equity less goodwill and other intangible assets.

Return on tangible equity is a non-GAAP financial measure defined as net income expressed on an annualized basis as a percentage of average beginning and ending tangible members’ equity during the period.

Adjusted return on tangible equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible members’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on tangible equity to return on equity in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. You can identify forward-looking statements by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include the risks described in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (Nasdaq: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Contacts

Investor Relations
investor.relations@trean.com
(952) 974-2260

BIC Holdings LLC - Trean Holdings LLC

Condensed Combined Statements of Operations

(in thousands, except for percentages)

(unaudited)

	Three Months Ended June 30,		Change	Percentage Change	Six Months Ended June 30,		Change	Percentage Change
	2020	2019			2020	2019
Revenues
Gross written premiums	$109,612	$104,420	$5,192	5.0%	$217,471	$205,954	$11,517	5.6%
Increase in gross unearned premiums	(9,265)	(1,535)	(7,730)	503.6%	(16,638)	(12,487)	(4,151)	33.2%
Gross earned premiums	100,347	102,885	(2,538)	(2.5)%	200,833	193,467	7,366	3.8%
Ceded earned premiums	(78,968)	(79,508)	540	(0.7)%	(156,995)	(150,466)	(6,529)	4.3%
Net earned premiums	21,379	23,377	(1,998)	(8.5)%	43,838	43,001	837	1.9%
Net investment income	1,524	1,570	(46)	(2.9)%	4,796	2,857	1,939	67.9%
Net realized capital gains (losses)	(4)	111	(115)	(103.6)%	3,230	723	2,507	346.7%
Other revenue	1,530	1,893	(363)	(19.2)%	5,922	5,488	434	7.9%
Total revenue	24,429	26,951	(2,522)	(9.4)%	57,786	52,069	5,717	11.0%
Expenses
Losses and loss adjustment expenses	12,183	13,014	(831)	(6.4)%	25,117	24,470	647	2.6%
General and administrative expenses	8,316	6,193	2,123	34.3%	16,476	10,162	6,314	62.1%
Interest expense	501	561	(60)	(10.7)%	962	1,185	(223)	(18.8)%
Total expenses	21,000	19,768	1,232	6.2%	42,555	35,817	6,738	18.8%
Other income	40	33	7	21.2%	54	126	(72)	(57.1)%
Income before taxes	3,469	7,216	(3,747)	(51.9)%	15,285	16,378	(1,093)	(6.7)%
Income tax expense	979	1,690	(711)	(42.1)%	3,891	3,009	882	29.3%
Equity earnings in affiliates, net of tax	1,230	865	365	42.2%	1,932	1,473	459	31.2%
Net income	$3,720	$6,391	$(2,671)	(41.8)%	$13,326	$14,842	$(1,516)	(10.2)%

Key Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except for percentages)	2020	2019	2020	2019
Key metrics:
Underwriting income(1)	$880	$4,170	$2,245	$8,369
Adjusted net income(1)	$4,771	$6,934	$11,095	$15,303
Loss ratio	57.0%	55.7%	57.3%	56.9%
Expense ratio	38.9%	26.5%	37.6%	23.6%
Combined ratio	95.9%	82.2%	94.9%	80.5%
Return on equity	10.3%	21.1%	19.0%	25.9%
Adjusted return on equity(1)	13.2%	22.9%	15.8%	26.7%
Return on tangible equity(1)	10.5%	21.6%	19.5%	26.6%
Adjusted return on tangible equity(1)	13.5%	23.4%	16.2%	27.4%

(1)  Adjusted net income, adjusted return on equity, return on tangible equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation to the applicable GAAP measure.

BIC Holdings LLC - Trean Holdings LLC

Condensed Combined Balance Sheets

(in thousands)

(unaudited)

	June 30, 2020	December 31, 2019
Assets
Fixed maturities, available for sale	$375,705	$337,865
Preferred stock, available for sale	325	343
Common stock, available for sale	3,428	492
Equity method investments	11,693	12,173
Total investments	391,151	350,873

Cash and cash equivalents	97,326	74,268
Restricted cash	7,746	1,800
Accrued investment income	2,605	2,468
Premiums and other receivables	75,017	62,460
Related party receivables	20,385	22,221
Reinsurance recoverable	334,124	307,338
Prepaid reinsurance premiums	91,311	80,088
Deferred policy acquisition cost, net	2,951	2,115
Property and equipment, net	8,130	7,937
Right of use asset	5,958	—
Deferred tax asset	—	1,367
Goodwill	3,339	2,822
Other assets	9,889	3,277
Total assets	$1,049,932	$919,034

Liabilities
Unpaid loss and loss adjustment expenses	$442,500	$406,716
Unearned premiums	120,427	103,789
Funds held under reinsurance agreements	165,371	163,445
Reinsurance premiums payable	54,030	53,620
Accounts payable and accrued expenses	73,325	14,995
Lease liability	6,186	—
Income taxes payable	3,999	714
Deferred tax liability	12	—
Long-term debt	39,698	29,040
Total liabilities	905,548	772,319

Redeemable preferred stock	5,100	5,100

Members' equity
Members' equity	78,478	78,438
Additional paid-in capital	16,542	17,995
Retained earnings	35,561	40,361
Accumulated other comprehensive income	8,703	4,821
Total members' equity	139,284	141,615
Total liabilities and members' equity	$1,049,932	$919,034

Reconciliation of Non-GAAP Financial Measures

Underwriting income

The Company defines underwriting income as income before taxes excluding net investment income, net realized capital gains or losses, other revenue, interest expense and other income. Underwriting income represents the pre-tax profitability of the Company’s underwriting operations and allows management to evaluate the Company’s underwriting performance without regard to investment income, interest expense and other revenue and income. The Company uses this metric as the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

(in thousands, except percentages)	Three Months Ended June 30,		Percentage Change
	2020	2019
Net income	$3,720	$6,391	(41.8)%
Income tax expense	979	1,690	(42.1)%
Equity earnings in affiliates, net of tax	(1,230)	(865)	42.2%
Income before taxes	3,469	7,216	(51.9)%
Other revenue	(1,530)	(1,893)	(19.2)%
Net investment income	(1,524)	(1,570)	(2.9)%
Net realized capital (gains) losses	4	(111)	(103.6)%
Interest expense	501	561	(10.7)%
Other income	(40)	(33)	21.2%
Underwriting income	$880	$4,170	(78.9)%

(in thousands, except percentages)	Six Months Ended June 30,		Percentage Change
	2020	2019
Net income	$13,326	$14,842	(10.2)%
Income tax expense	3,891	3,009	29.3%
Equity earnings in affiliates, net of tax	(1,932)	(1,473)	31.2%
Income before taxes	15,285	16,378	(6.7)%
Other revenue	(5,922)	(5,488)	7.9%
Net investment income	(4,796)	(2,857)	67.9%
Net realized capital gains	(3,230)	(723)	346.7%
Interest expense	962	1,185	(18.8)%
Other income	(54)	(126)	(57.1)%
Underwriting income	$2,245	$8,369	(73.2)%

Adjusted net income

The Company defines adjusted net income as net income excluding the impact of various unusual events, including the consummation of the reorganization transactions in connection with the IPO, or gains or losses that the Company does not believe reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability of the Company’s results. The Company calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the effective tax rate at the end of each period. The Company uses adjusted net income as an internal performance measure in the management of its operations because the Company believes it gives its management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.

(in thousands, except percentages)	Three Months Ended June 30,		Percentage Change
	2020	2019
Net income	$3,720	$6,391	(41.8)%
Expenses associated with Altaris management fee, including cashbonuses paid to unit holders	442	441	0.2%
Expenses associated with IPO and other one-time legal and consulting expenses	788	215	266.5%
Expenses related to debt issuance costs	135	25	440.0%
Total adjustments	1,365	681	100.4%
Tax impact of adjustments	(314)	(138)	127.5%
Adjusted net income	$4,771	$6,934	(31.2)%

(in thousands, except percentages)	Six Months Ended June 30,		Percentage Change
	2020	2019
Net income	$13,326	$14,842	(10.2)%
Expenses associated with Altaris management fee, including cash bonuses paid to unit holders	883	882	0.1%
Expenses associated with IPO and other one-time legal and consulting expenses	1,200	442	171.5%
Expenses related to debt issuance costs	135	50	170.0%
FMV adjustment of remaining investment in subsidiary	(2,000)	—	100.0%
Net gain on purchase & disposal of affiliates	(3,115)	(634)	391.3%
Total adjustments	(2,897)	740	(491.5)%
Tax impact of adjustments	666	(279)	(338.7)%
Adjusted net income	$11,095	$15,303	(27.5)%

Adjusted return on equity

The Company defines adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending members’ equity during the period. The Company uses adjusted return on equity as an internal performance measure in the management of its operations because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s results of operations and underlying business performance. Adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2020	2019	2020	2019
Adjusted return on equity calculation:
Numerator: adjusted net income	$4,771	$6,934	$11,095	$15,303
Denominator: average members' equity	144,733	121,292	140,450	114,742
Adjusted return on equity	13.2%	22.9%	15.8%	26.7%
Return on equity	10.3%	21.1%	19.0%	25.9%

Return on tangible equity and adjusted return on tangible equity

The Company defines tangible members’ equity as members’ equity less goodwill and other intangible assets. The Company defines return on tangible equity as net income expressed on an annualized basis as a percentage of average beginning and ending tangible members’ equity during the period. The Company defines adjusted return on tangible equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible members’ equity during the period. The Company regularly evaluates acquisition opportunities and have historically made acquisitions that affect members’ equity. The Company uses return on tangible equity and adjusted return on tangible equity as internal performance measures in the management of the Company’s operations because the Company believes they give management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance. Return on tangible equity and adjusted return on tangible equity should not be viewed as substitutes for return on equity calculated in accordance with GAAP, and other companies may define return on tangible equity and adjusted return on tangible equity differently.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2020	2019	2020	2019
Return on tangible equity calculation:
Numerator: net income	$3,720	$6,391	$13,326	$14,842
Denominator:
Average members' equity	144,733	121,292	140,450	114,742
Less: average goodwill and other intangible assets	3,453	3,006	3,459	3,012
Average tangible members' equity	141,280	118,286	136,991	111,730
Return on tangible equity	10.5%	21.6%	19.5%	26.6%
Return on equity	10.3%	21.1%	19.0%	25.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted return on tangible equity calculation:
Numerator: adjusted net income	$4,771	$6,934	$11,095	$15,303
Denominator: average tangible members' equity	141,280	118,286	136,991	111,730
Adjusted return on tangible equity	13.5%	23.4%	16.2%	27.4%
Return on equity	10.3%	21.1%	19.0%	25.9%